SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2003

ALEXION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27756	13-3648318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT		06410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (203) 272-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Regulation FD Disclosure

On December 18, 2003, the Company announced its entry into a collaborative agreement with XOMA Ltd. for the development and commercialization of a rationally designed human c-MPL agonist antibody to treat chemotherapy-induced thrombocytopenia. A copy of the press release issued by the Company relating thereto is furnished herewith as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

(c)  Exhibits.

99.1    Press Release dated December 18, 2003.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: December 18, 2003	By:	/S/ DAVID W. KEISER
	Name:	David W. Keiser
	Title:	President and Chief Operating Officer

3